EXHIBIT 21


                       ANDREW CORPORATION AND SUBSIDIARIES
                        List of Significant Subsidiaries


Significant subsidiaries of the registrant, all of which are wholly-owned unless otherwise indicated, are as follows:

                                                                    Jurisdiction
Name of Subsidiary                                              of Incorporation

Andrew A.B................................................................Sweden
Andrew AG............................................................Switzerland
Andrew AO.................................................................Russia
Andrew Canada, Inc........................................................Canada
Andrew Communications Oy.................................................Finland
Andrew Corporation (Mexico), S.A. de C.V..................................Mexico
Andrew Espana, S.A.........................................................Spain
Andrew Financial Services Corporation..........................State of Delaware
Andrew GmbH..............................................................Germany
Andrew Industria e Comercio, Ltda. (owned 70%)............................Brazil
Andrew International Corporation...............................State of Illinois
Andrew Kommunikationssysteme AG......................................Switzerland
Andrew Satcom Africa (Pty.) Ltd. (owned 80%)........................South Africa
Andrew SciComm Inc................................................State of Texas
Andrew S.A.R.L............................................................France
Andrew S.R.L...............................................................Italy
Andrew Systems Inc.............................................State of Delaware
Andrew Telecom, Inc............................................State of Delaware
Andrew Telecommunications India Pvt. Ltd...................................India
Andrew Telecommunications (Suzhou) Co. Ltd.................................China